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Exhibit (n)(1)

                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]





                                 April 30, 2003


Board of Directors
Canada Life Insurance Company of America
Canada Life of America Variable Life Account 1
6201 Powers Ferry Road, NW
Atlanta, GA 30339

Ladies and Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 (File Nos. 333-90449; 811-09667) filed by Canada Life Insurance Company of America and Canada Life of America Variable Life Account 1 with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                              Very truly yours,

                                              SUTHERLAND ASBILL & BRENNAN LLP


                                              By: /s/ Mary Jane Wilson-Bilik
                                                  ------------------------------
                                                      Mary Jane Wilson-Bilik

cc:     Craig Edwards, Esq.